Exhibit 99.1

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements are based on the historical consolidated financial statements of PDC 2002-C Limited Partnership (this “Partnership”) and have been adjusted to give effect to the divestiture of its Piceance Basin oil and gas properties (the “Divestiture”). The unaudited pro forma condensed balance sheet as of March 31, 2013 gives effect to the Divestiture as if it had occurred on March 31, 2013. The unaudited pro forma condensed statements of operations for the years ended December 31, 2012 and 2011 and the three month periods ended March 31, 2013 and 2012 give effect to the Divestiture as if it had occurred on January 1, 2011. The unaudited pro forma condensed information has been prepared using estimates based on preliminary amounts and is subject to customary adjustments.

The unaudited pro forma condensed information should be read in conjunction with this Partnership's historical consolidated financial statements and accompanying notes which are included in its Annual Report on Form 10-K for the year ended December 31, 2012, as filed on March 15, 2013 with the U.S. Securities and Exchange Commission (the “SEC”), and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, as filed on May 10, 2013 with the SEC.

The results of operations for the three month periods ended March 31, 2013 and 2012 included in this Partnership's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 give effect to the Divestiture as discontinued operations. Therefore, no pro forma adjustments have been reflected in the condensed statements of operations for the three month periods ended March 31, 2013 and 2012.

The pro forma condensed statements of operations for the years ended December 31, 2012 and 2011 include the following adjustments:

•	Natural gas, NGL and crude oil sales have been adjusted downward to reflect the reduction in revenue related to assets being divested; and

•
Natural gas, NGL and crude oil production costs, depreciation, depletion and amortization and accretion of asset retirement obligations have been adjusted downward to reflect the costs and expenses associated with the assets being divested.

The pro forma condensed balance sheet as of March 31, 2013 includes the following adjustments:

•	The sales price, net of selling fees and other preliminary adjustments, is reflected in cash and cash equivalents;

•	The adjustments to assets and liabilities held for sale, other current assets and current liabilities reflect a reduction in the value of the assets and related liabilities being divested; and

•	The net gain on these transactions is reflected as an adjustment to partners' equity.

PDC 2002-C LIMITED PARTNERSHIP
Pro Forma Condensed Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2013			2012
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$65,257	$—	$65,257	$87,794	$—	$87,794
Commodity price risk management gain, net	(18,343)	—	(18,343)	55,545	—	55,545
Total revenues	46,914	—	46,914	143,339	—	143,339

Operating costs and expenses:
Natural gas, NGLs and crude oil production costs	22,168	—	22,168	67,639	—	67,639
Direct costs - general and administrative	30,863	—	30,863	29,060	—	29,060
Depreciation, depletion and amortization	42,003	—	42,003	43,580	—	43,580
Accretion of asset retirement obligations	3,482	—	3,482	3,234	—	3,234
Total operating costs and expenses	98,516	—	98,516	143,513	—	143,513

Income (loss) from continuing operations	$(51,602)	$—	$(51,602)	$(174)	$—	$(174)

Interest income	5	—	5	4	—	4

Net income (loss) from continuing operations	$(51,597)	$—	$(51,597)	$(170)	$—	$(170)

Net income (loss) allocated to partners	$(51,597)	$—	$(51,597)	$(170)	$—	$(170)
Less: Managing General Partner interest in net income (loss)	(10,319)	—	(10,319)	(34)	—	(34)
Net income (loss) allocated to Investor Partners	$(41,278)	$—	$(41,278)	$(136)	$—	$(136)

Net income (loss) per Investor Partner unit	$(87)		$(87)	$—		$—

Investor Partner units outstanding	471.91		471.91	471.91		471.91

PDC 2002-C LIMITED PARTNERSHIP
Pro Forma Condensed Consolidated Statements of Operations
(unaudited)

	Year Ended December, 31
	2012			2011
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$343,540	$(69,961)	$273,579	$565,380	$(126,631)	$438,749
Commodity price risk management gain, net	39,368	—	39,368	145,835	—	145,835
Total revenues	382,908	(69,961)	312,947	711,215	(126,631)	584,584

Operating costs and expenses:
Natural gas, NGLs and crude oil production costs	116,360	(44,350)	72,010	297,842	(71,777)	226,065
Direct costs - general and administrative	127,104	—	127,104	302,226	—	302,226
Depreciation, depletion and amortization	179,705	(20,768)	158,937	258,770	(59,772)	198,998
Accretion of asset retirement obligations	15,615	(2,311)	13,304	9,839	(2,174)	7,665
Loss on impairment of natural gas and crude oil properties	—	—	—	347,448	(347,448)	—
Total operating costs and expenses	438,784	(67,429)	371,355	1,216,125	(481,171)	734,954

Income (loss) from continuing operations	$(55,876)	$(2,532)	$(58,408)	$(504,910)	$354,540	$(150,370)

Interest income	14	—	14	306	—	306

Net income (loss) from continuing operations	$(55,862)	$(2,532)	$(58,394)	$(504,604)	$354,540	$(150,064)

Net income (loss) allocated to partners	$(55,862)	$(2,532)	$(58,394)	$(504,604)	$354,540	$(150,064)
Less: Managing General Partner interest in net income (loss)	(11,172)	(507)	(11,679)	(100,921)	70,908	(30,013)
Net income (loss) allocated to Investor Partners	$(44,690)	$(2,025)	$(46,715)	$(403,683)	$283,632	$(120,051)

Net income (loss) per Investor Partner unit	$(95)		$(99)	$(855)		$(254)

Investor Partner units outstanding	471.91		471.91	471.91		471.91

PDC 2002-C LIMITED PARTNERSHIP
Pro Forma Condensed Balance Sheet
(unaudited)

	March 31, 2013
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$87,202	$400,183	$487,385
Other current assets	151,761	(58,994)	92,767
Total current assets	238,963	341,189	580,152
Properties and equipment, net	1,797,048	—	1,797,048
Assets held for sale	64,785	(64,785)	—
Other assets	50,321	—	50,321
Total Assets	$2,151,117	$276,404	$2,427,521

Liabilities and Shareholders' Equity
Liabilities
Current liabilities	$158,840	$(32,418)	$126,422
Asset retirement obligations	200,981	—	200,981
Liabilities held for sale	39,869	(39,869)	—
Total liabilities	399,690	(72,287)	327,403

Commitments and contingent liabilities

Partners' equity:
Managing General Partner	364,415	69,738	434,153
Limited Partners - 471.91 units issued and outstanding	1,387,012	278,953	1,665,965
Total Partners' equity	1,751,427	348,691	2,100,118
Total Liabilities and Equity	$2,151,117	$276,404	$2,427,521